Exhibit 4.2

CBIZ, INC. 2014 STOCK INCENTIVE PLAN

Effective as of May 15, 2014

Introduction

The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, and/or directors and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives directly linked to the growth, returns, and profitability of the Company’s businesses and increases in Company stockholder value.

SECTION 1. DEFINITIONS

For purposes of the Plan, the following terms are defined as set forth below:

“Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

“Award” means a Stock Option, Stock Appreciation Right, Performance Award, or other stock-based award granted under the Plan.

“Awardee” means an Eligible Awardee to whom an Award is granted under the Plan or, if applicable, such other person who holds an outstanding Award.

“Award Cycle” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for purposes of determining an Awardee’s right, and the payment of, a Performance Award.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided by the Committee, (1) “Cause” as defined in any Individual Agreement to which the Awardee is a party, or (2) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the Awardee for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Awardee’s employment duties, (C) willful and deliberate failure on the part of the Awardee to perform his or her employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in an Individual Agreement with the Awardee, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

“Change in Control” has the meaning set forth in Section 9(b).

“Change in Control Price” has the meaning set forth in Section 9(c).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference in the Plan to the Code shall be deemed to include any regulations or other interpretive guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Committee” means the Committee referred to in Section 2.

“Common Stock” means common stock, par value $0.01 per share, of the Company.

“Company” means CBIZ, Inc., a Delaware corporation, and any successor thereto.

“Covered Employee” means an Awardee designated prior to the grant of a Performance Award by the Committee who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Performance Award is expected to be taxable to such Awardee.

“Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution

“Disability” means, unless otherwise provided by the Committee, “permanent and total disability” within the meaning of Code Section 22(e)(3).

“Early Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such employer.

“EBITDA” means earnings before interest expense, income taxes, depreciation and amortization and gain or loss on sale of operations.

“Effective Date” means May 15, 2014, the date of the Plan’s adoption by the Board.

“Eligible Awardees” means officers, employees, directors (whether or not officers or employees), independent contractors and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees (subject to applicable rules relating to grants of Incentive Stock Options) who have accepted offers of employment from the Company or its Subsidiaries or Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, or its Subsidiaries or Affiliates. Eligible independent contractors or consultants described above may be individuals or entities, including without limitation partnerships or corporations.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Fair Market Value” means, except as otherwise provided by the Committee, as of any given date, the closing price on any national exchange listing the Company’s Common Stock on the Date of Grant, or if the shares were not traded on such national exchange on such Date of Grant, then on the next preceding date on which such shares of Common Stock were traded, all as reported by such source as the Committee may select.

“Incentive Stock Option” means any Stock Option that is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

“Individual Agreement” means an employment or similar agreement between an Awardee and the Company or one of its Subsidiaries or Affiliates.

“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Normal Retirement” means retirement from active employment with the Company, a Subsidiary or Affiliate at or after age 65.

“Qualified Performance-Based Award” means a Performance Award designated as such by the Committee at the time of award, based upon a determination that (i) the Awardee is or may be a Covered Employee in the year in which the Company would expect to be able to claim a federal income tax deduction with respect to such Performance Award and (ii) the Committee intends that such Award qualify for the Section 162(m) Exemption.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for an Award Cycle with respect to any Performance Award under the Plan and shall consist of one or more of the following measures: net earnings or net income (before or after taxes); basic or diluted earnings per share (before or after taxes, from continuing operations or otherwise); revenue, net revenue or net revenue growth; profit, gross profit or gross profit growth; operating profit (before or after taxes); return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales); cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital); earnings before or after taxes, interest, depreciation, and amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; objective measures of customer satisfaction; working capital targets; measures of economic value added; enterprise value; sales; growth measures (including, but not limited to, same-store sales growth or organic growth measures); debt levels and net debt; combined ratio; timely launch of new facilities; client retention; employee retention; performance relative to budget; unit volume, safety performance targets; objective measures of personal targets, goals or completion of projects; any of the foregoing on a non-GAAP adjusted basis; or any combination of the foregoing. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate.

“Performance Formula” means, for an Award Cycle, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular Awardee, whether all, some portion but less than all, or none of the Performance Award has been earned for the Award Cycle.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of a Performance Award under Section 7 or other stock-based Awards under Section 8. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the Performance Criteria, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

“Performance Award” means an Award granted under Section 7.

“Plan” means the CBIZ, Inc. 2014 Stock Incentive Plan, as set forth herein and as amended from time to time.

“Retirement” means Normal or Early Retirement.

“Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

“Stock Appreciation Right” means an Award granted under Section 6.

“Stock Option” means an Award that is granted under Section 5 and that consists of the right to purchase shares of Common Stock.

“Subsidiary” means any corporation or other entity during any period in which at least 50% of the total voting combined power or at least 50% of the total value of all stock of a corporation or at least 50% of the profits interest or capital interest in a partnership or limited liability company is owned, directly or indirectly, by the Company.

“Termination of Employment” means the termination of the Awardee’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. An Awardee employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Awardee does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2. ADMINISTRATION

The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than three directors, and shall be appointed by and serve at the pleasure of the Board. All members of the Committee shall qualify as “outside directors” for purposes of the Section 162(m) Exemption and as “Non-Employee Directors,” for purposes of Rule 16b-3.

The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Awardees.

Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a) To select the Eligible Awardees to whom Awards may from time to time be granted;

(b) To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, and Performance Awards or any combination thereof are to be granted hereunder;

(c) To determine the number of shares of Common Stock to be covered by an Award granted hereunder;

(d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the exercise price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the Awardee, the Company or any Subsidiary or Affiliate) and any vesting acceleration regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(e) To modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upwards the amount payable with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith or otherwise exercise discretion that is inconsistent with the requirements of the Section 162(m) Exemption in the case of Awards that are intended to rely on such exemption; provided further, however, that, notwithstanding any other provisions of the Plan, stockholder approval shall be required for any action by the Committee (other than action taken pursuant to Section 3(d)) to (i) reduce the exercise price of an outstanding Stock Option or Stock Appreciation Right; (ii) cancel an outstanding Stock Option or Stock Appreciation Right in exchange for cash or any other Award; (iii) grant a new Stock Option or Stock Appreciation Right in connection with the cancellation or termination (other than through exercise or expiration of its term) of a prior granted Stock Option or Stock Appreciation Right, where the exercise price of such newly granted Stock Option or Stock Appreciation Right is less than the exercise price of such prior granted Stock Option or Stock Appreciation Right; or (iv) take any action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted;

(f) To determine to what extent and under what circumstances the issuance of Common Stock and the payment of other amounts payable with respect to an Award shall be deferred; and

(g) To determine under what circumstances an Award may be settled in cash or Common Stock under Section 5(l) and Section 6(b)(ii).

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret, administer, reconcile any inconsistency, correct any defect or supply any omission in the Plan and any instrument or agreement relating to an Award under the Plan and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate administrative responsibilities with respect to the Plan. Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Awardees.

Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3. COMMON STOCK SUBJECT TO PLAN

(a) Maximum Number of Shares. The maximum aggregate number of shares of Common Stock that may be issued to Awardees and their beneficiaries under the Plan shall be 9,583,040, all of which may be used for Incentive Stock Options or any other Awards. No Eligible Awardee may be granted in any fiscal year of the Company Stock Options, Stock Appreciation Rights or any stock-based Awards under Section 8 (excluding dividend equivalents), or any combination of such Awards, covering in excess of 1,000,000 shares of Common Stock. Shares subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. Upon the date of the stockholders’ approval of the Plan, no further awards may be granted under the CBIZ, Inc. 2002 Amended and Restated Stock Incentive Plan, however outstanding awards shall be governed by the terms and conditions of the applicable prior plan.

(b) Reversion of Shares to the Share Reserve. If any Award is forfeited or cancelled, or if it terminates, expires, lapses without being exercised or is cashed out pursuant to Section 5(l) hereof or otherwise, or an Award is exercised for, or is settled with, cash, any shares of Common Stock subject to such Awards shall again be available for issuance in connection with Awards under the Plan. Shares of Common Stock used to pay the exercise price or tax obligations, or shares not issued in connection with settlement of a Stock Option or Stock Appreciation Right or that are used or withheld to satisfy tax obligations of an Awardee shall, notwithstanding anything herein to the contrary, not be available again for Awards under the Plan.

(c) Certain Counting Rules. For purposes of calculating the number of shares granted from the plan reserve, Awards of Stock Options or Stock Appreciation Rights shall be counted against (or toward) the share reserve set forth in Section 3(a) as one share for every one share subject thereto, and shares of Common Stock that are subject to Awards other than Stock Options or Stock Appreciation Rights shall be counted against (or toward) such limit as 2.94 shares for every one share subject thereto.

(d) Changes in Capitalization. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board shall make such equitable substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options and Stock Appreciation Rights to be granted to any Awardee, in the number, kind and exercise price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and such other equitable substitution or adjustments as it may determine to be appropriate; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted exercise price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option. Unless otherwise determined by the Committee or Board, any adjustments to Incentive Stock Options shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, any adjustments to other Awards shall be made in a manner that does not result in a violation of Section 409A of the Code.

(e) Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

SECTION 4. ELIGIBILITY

Subject to any other restrictions set forth herein, Awards may be granted or awarded under the Plan only to Eligible Awardees who have entered into Award agreements or who have received written notification from the Committee or from a person designated by the Committee, that they have been selected to participate in the Plan.

SECTION 5. STOCK OPTIONS

Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the aggregate limit on grants to Eligible Awardees set forth in Section 3. Incentive Stock Options may be granted only to officers and other employees of the Company and its parent and subsidiary corporations (as such terms are defined in Section 424(e) and (f) of the Code, respectively); and provided further that Nonqualified Stock Options may be granted only to officers, employees, directors, independent contractors and consultants of the Company and its Subsidiaries. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason a Stock Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Stock Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

Stock Options shall be evidenced by option agreements (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)), the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The Company shall notify an Eligible Awardee of any grant of a Stock Option, and an option agreement or agreements shall be duly executed and delivered by the Company to such optionee. Such agreement or agreements shall become effective as of the Date of Grant upon execution by the Company and the optionee.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Exercise price. The exercise price per share of Common Stock shall not be less than the greater of the par value or the Fair Market Value of a share of the Common Stock on the Date of Grant; provided, however, that in the event the optionee of an Incentive Stock Option owns (or is deemed to own pursuant to Section 424(d) of the Code), at the time such Stock Option is awarded or granted, more than ten percent (10%) of the voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company (within the meaning of Section 424(e) and (f) of the Code), the exercise price shall not be less than 110% of such Fair Market Value.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than six (6) years after the date the Stock Option is granted, and no more than five (5) years after such date in the case of an Incentive Stock Option granted to an Employee who is a more than ten percent (10%) stockholder as described in Section 5(a) above on the date of award or grant.

(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option vests or becomes exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the exercise price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted and provided, further, that such already owned shares shall have been held by the optionee for at least six (6) months (or such shorter or longer period required to avoid a charge to earnings for financial accounting purposes) at the time of exercise or shall have been purchased on the open market.

If approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the exercise price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. If a broker is engaged for this purpose, the Company in its sole discretion may require exercises and payment to be conducted through the broker.

In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class and/or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), only at such time as the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 12(a).

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Awardee of an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such shares of Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Awardee until the end of the period described in the preceding sentence.

(f) Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall an Awardee be permitted to exercise a Stock Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

(g) Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a Nonqualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to a family member or members of the optionee, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, and any successor thereto. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term “holder” and “optionee” include such guardian, legal representative and other transferee.

(h) Termination by Death. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one (1) year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(i) Termination by Reason of Disability. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Termination of Employment, or on such accelerated basis as the Committee may determine, for a period of one (1) year (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(j) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of two years (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(k) Other Terminations. Unless otherwise determined by the Committee: (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate upon such termination; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Stock Option held by such optionee, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the period of the earlier of three (3) months from the date of such Termination of Employment or the expiration of the stated term of such Stock Option; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of one (1) year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. Notwithstanding any other provision of this Plan to the contrary, in the event an optionee incurs a Termination of Employment other than for Cause during the 24-month period following a Change in Control, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for the shorter of (x) the longer of (i) one (1) year from such date of termination or (ii) such other period as may be provided in the Plan for such Termination of Employment or as the Committee may provide in the option agreement, or (y) expiration of the stated term of such Stock Option. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

(l) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee (but not the optionee) may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the exercise price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash-out.

(m) Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), if the Committee shall determine at the time of grant or thereafter, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within thirty (30) days of such election, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(m) shall have been exercised.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Nonqualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. Stock Appreciation Rights may be granted only to officers, employees, directors, independent contractors and consultants of the Company and its Subsidiaries.

A Stock Appreciation Right may be exercised by an optionee in accordance with Section 6(b) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5 and this Section 6.

(ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Common Stock or both, in value equal to the excess of the Fair Market Value of one share of Common Stock over the exercise price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 5(g).

(iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise at such time.

SECTION 7. PERFORMANCE AWARDS

(a) Administration. Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. A Performance Award shall consist of the conditional right to receive shares of Common Stock, cash (including cash bonuses determined with or without reference to shares of Common Stock) or a combination of such shares and cash based upon the attainment of specified goals over the term of an Award Cycle. In the event Performance Awards consist of a conditional right to receive cash bonuses, such bonuses may be expressed as percentages of a bonus pool that is established in accordance with the requirements of the Section 162(m) Exemption.

(b) Terms and Conditions. Performance Awards shall be subject to the following terms and conditions:

(i) The Committee may, prior to or at the time of the grant, designate a Performance Award as a Qualified Performance-Based Award, in which event it shall condition the settlement thereof upon the attainment of one or more Performance Goals and shall otherwise structure the Award so as to qualify for the Section 162(m) Exemption. In the case of a Qualified Performance-Based Award, within the first ninety (90) days of an Award Cycle (or, if longer or shorter, within the maximum period allowed under the Section 162(m) Exemption), the Committee shall determine the Eligible Awardees to whom and the time or times at which Performance Awards shall be awarded, the amount of cash or the number of shares of Common Stock that may be paid or issued pursuant to Performance Awards awarded to any Eligible Awardee or any group of Eligible Awardees, the duration of the applicable Award Cycle, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and the Performance Formula. If the Committee does not designate a Performance Award as a Qualified Performance-Based Award, it may nevertheless condition the settlement thereof upon the attainment of one or more Performance Goals. Regardless of whether Performance Awards are Qualified Performance-Based Awards, the Committee may also condition the settlement thereof upon the continued service of the Awardee. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each Awardee. Subject to the provisions of the Plan and the Performance Award Agreement referred to in Section 7(b)(vi), Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle. Over any period of five fiscal years of the Company the sum of any cash paid, and the Fair Market Value, as of the date of payment or issuance, of any shares of Common Stock paid or issued, to an Awardee pursuant to Qualified Performance-Based Awards may not exceed ten percent (10%) of the reported EBITDA of the Company and its Affiliates for such five year period.

(ii) Except to the extent otherwise provided in the applicable Performance Award Agreement (or other governing document), upon an Awardee’s Termination of Employment for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of any Performance Awards shall be forfeited by the Awardee; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Performance Awards that are Qualified Performance-Based Awards, satisfaction of the applicable Performance Goals unless the Awardee’s employment is terminated by reason of death or Disability) with respect to any or all of such Awardee’s Performance Awards.

(iii) At the expiration of the applicable Award Cycle, the Committee shall evaluate the Company’s performance in light of any Performance Goals and other conditions for a Performance Award. In the case of Qualified Performance-Based Awards, the Committee shall certify in writing whether, and to what extent, the Performance Goals for the Award Cycle have been achieved and, if so, shall determine and certify in writing the number of shares of Common Stock or the amount of cash or both, that has been earned by the Awardee. The Company shall then cause to be delivered to the Awardee the earned cash amount or the number of shares, as appropriate; provided, however, that any Performance Award that may be settled by the issuance of shares of Common Stock may, in the discretion of the Committee, be settled by the payment of cash equal to the Fair Market Value of such number of shares of Common Stock.

(iv) In determining the actual amount of an individual Awardee’s Performance Award for an Award Cycle, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula in the Award Cycle through the use of negative discretion if, in its sole discretion, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as otherwise provided in the Plan, to (A) grant or provide payment in respect of a Performance Award for an Award Cycle if the Performance Goal(s) for such Award Cycle have not been attained; or (B) increase a Performance Award above the applicable limitations set forth in Section 7(b)(vii) of the Plan.

(v) Except to the extent otherwise provided in the Performance Award Agreement (or other governing document), Performance Awards granted for an Award Cycle shall be paid as soon as administratively practicable following completion of the Award Cycle and, to the extent applicable, the certification required by Section 7(b)(iii) and no later than March 15 of the year following the year in which the Award Cycle ends.

(vi) Each Award shall, unless otherwise documented by the Committee, be confirmed by, and be subject to, the terms of a written agreement (a “Performance Award Agreement”).

(vii) Notwithstanding any provision contained in this Plan to the contrary, the maximum Qualified Performance-Based Award payable to any one Awardee under the Plan for an Award Cycle is 1,000,000 shares of Common Stock or, in the event such Qualified Performance-Based Award is paid in cash with reference to shares of Common Stock, the equivalent cash value thereof on the first or last day of the Award Cycle to which such Award relates, as determined by the Committee. The maximum amount that can be paid in any calendar year to any Awardee pursuant to a cash bonus Award that is determined without reference to shares of Common Stock shall be $10,000,000. Furthermore, any Qualified Performance-Based Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to a Qualified Performance-Based Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee; or (B) with respect to a Qualified Performance-Based Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date.

(viii) Any dividends paid with respect to shares of Common Stock subject to any Performance Award shall not be paid to an Awardee unless and until such Performance Award is settled in accordance with Section 7(b)(iii), (iv) and (v). Any such dividends will be deposited with a third party escrow agent or a third party trustee selected by the Committee in its discretion, until such time as the shares relating to such dividends become vested and deliverable to the Awardee, at which time such dividends will be released from escrow and paid to the Awardee. If the shares of Common Stock relating to dividends held in escrow are subsequently forfeited, such dividends will automatically be forfeited and released from escrow and returned to the Company.

SECTION 8. OTHER STOCK-BASED AWARDS

Awards not described in Section 5, Section 6 or Section 7 above that constitute grants or awards of Common Stock or other grants or awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, restricted shares of Common Stock, dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under the Plan. The Committee may, in its sole discretion, prescribe such conditions or restrictions (including the attainment of Performance Goals and/or other restrictions designed to satisfy the Section 162(m) Exemption) for the vesting or settlement of any such other Awards described in this Section 8 as it may deem advisable.

SECTION 9. CHANGE IN CONTROL PROVISIONS

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, the Committee may provide in the terms of any grant that in the event of a Change in Control:

(i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

(ii) All Performance Awards shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash as promptly as is practicable.

(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the occurrence of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 9(b); or

(ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board being hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 9(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) A complete liquidation or dissolution of the Company.

(c) Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NYSE during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined at the sole discretion of the Board.

SECTION 10. TERM, AMENDMENT AND TERMINATION

The Plan will terminate on the day before the annual meeting of stockholders to be held in calendar year 2024; provided, however, that no Incentive Stock Option may be granted under the Plan after the day before the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of the Plan.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option or a recipient of a Stock Appreciation Right, Performance Award or other stock-based Award theretofore granted without the optionee’s or recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the requisite approval of the Company’s stockholders if such amendment has the effect of changing the number of shares of Common Stock available for issuance under the Plan (other than changes or adjustments provided for in Section 3) or changing the identity of persons eligible to receive Awards or to the extent such approval is required by applicable law or stock exchange rules, including, without limitation, any law governing the Section 162(m) Exemption or the qualification of Incentive Stock Options under Section 422 of the Code.

The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall cause a Qualified Performance-Based Award or any other Award intended to comply with the Section 162(m) Exemption to cease to qualify for such exemption or impair the rights of any holder without the holder’s consent except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules. Stockholder approval shall be required for any Committee action that is subject to such approval as described in Section 2(e).

Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 11. UNFUNDED STATUS OF PLAN

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

SECTION 12. GENERAL PROVISIONS

(a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(i) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

(c) The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the recipient of an Award for federal income tax purposes with respect to any Award under the Plan, the Awardee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes (or other amounts) of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Awardee. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

(e) The Committee shall establish such procedures as it deems appropriate for an Awardee to designate a beneficiary to whom any amounts payable in the event of the Awardee’s death are to be paid or by whom any rights of the Awardee, after the Awardee’s death, may be exercised.

(f) In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.

(g) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

(h) Except as otherwise provided in Section 5(g) or Section 6(b)(iii) or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(i) In the event an Award is granted to an Eligible Awardee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

(j) The Committee may, in its sole discretion, permit an Awardee to elect to further defer receipt of cash or shares of Common Stock in settlement of a Performance Award until a specified date or until a specified event described in Section 409A(a)(2) of the Code, under such terms as the Committee may determine and in accordance with the requirements of Code Section 409A and the regulations issued thereunder. No such election in the case of a Qualified Performance-Based Award may cause the Award to fail to qualify for the Section 162(m) Exemption.

(k) If so determined by the Committee, the provisions of the Plan regarding Performance Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to qualify for the Section 162(m) Exemption. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

(l) The Company and any Affiliate or Subsidiary that is in existence or that hereafter comes into existence shall have no liability to any Awardee or any other person as to (i) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by counsel to the Company necessary to the lawful issuance and sale of any shares hereunder; (ii) any tax consequences expected, but not realized, by an Awardee or any other person due to the receipt, exercise or settlement of any Award granted hereunder; or (iii) the failure of any Award that is determined to constitute “nonqualified deferred compensation” to comply with Section 409A of the Code.

SECTION 13. EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date. The foregoing notwithstanding, no issuance of shares or settlement of any Award or other payment of compensation under the Plan may occur unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months of the Effective Date.

SECTION 14. DIRECTOR EQUITY GRANTS

(a) Each director of the Company who is not otherwise an employee of the Company or any of its Subsidiaries or Affiliates, shall on the first day after his or her first election as a director of the Company automatically be granted 50,000 Nonqualified Stock Options to purchase Common Stock having an exercise price of 100% of Fair Market Value of the Common Stock on the Date of Grant of such Nonqualified Stock Option.

(b) Annually thereafter each such non-employee director shall be granted such Award, if any, as provided by the Company’s policy regarding the compensation of non-employee directors as approved from time to time by the Compensation Committee and the full Board.

(c) In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on the date specified in Section 14(a), then all non-employee directors entitled to a grant on such date shall share ratably in the number of options on shares available for grant under the Plan.

(d) Each holder of a Stock Option granted pursuant to this Section 14 shall also have the rights specified in Section 5(m). Except as expressly provided in this Section 14, any Stock Option granted hereunder shall be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5 hereof.

SECTION 15. EXECUTION

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.